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                                                                    EXHIBIT 23.4





                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Harbinger Corporation:

We consent to the use of our report dated June 14, 1996 relating to the consolidated balance sheets of NTEX Holding B.V. as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended included in Harbinger Corporation's Current Report on Form 8-K/A Amendment No. 1 filed on June 17, 1996 and incorporated by reference in the Form S-3 registration statement of Harbinger Corporation.


                                        Moret Ernst & Young Accountants





The Hague
June 26, 1997